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                                                                 Exhibit 10.3.4A

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

                  This Amendment No. 1 to the Employment Agreement, dated as of May 1, 1994, among Investment Technology Group, Inc., a Delaware corporation ("Holding"), ITG Inc., a Delaware corporation, and ___________ (the "Employee") (the "Employment Agreement") is made and entered into among the parties as of this 22nd day of November, 1995.

                  WHEREAS, the parties previously entered into the Employment Agreement which, among other things, provided for the grant to the Employee of a stock option to purchase shares of the Common Stock, par value $.01 per share (the "Common Stock") of Holding;

                  WHEREAS, the Board of Directors of Holding has determined that it is in the interests of Holding to permit employees to elect to exchange a portion of their existing stock options for new stock options to purchase shares of Common Stock at various exercise prices; and

                  WHEREAS, the Employee has elected to exercise his right to exchange all or a portion of his existing stock options for new stock options to purchase shares of Common Stock;

                  NOW, THEREFORE, the parties agree to amend the Employment Agreement as follows:

                  1. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned thereto in the Employment Agreement. In addition, as used in this Amendment, the following terms have the assigned meanings:

                  "New Options" mean the stock options granted by Holding to the Employee hereby to acquire the number of shares of Common Stock identified on Appendix A hereto as subject to options with exercise prices of $9.13 and $11.06 per share, as listed under the caption "Options Outstanding".

                  "Old Option" means the stock option previously granted by Holding to the Employee to acquire the number of shares of Common Stock identified on Appendix A hereto as subject to options with an exercise price of $13.00 per share, as listed under the caption "Options Outstanding".

                  "Option Prices" mean the exercise prices in respect of the New Options and the Old Option, as such exercise prices are set forth on Appendix A hereto under the caption "Options Outstanding".

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                  "Originally Granted Option" means the stock option previously granted by Holding to the Employee to acquire the number of shares of Common Stock set forth on Appendix A under the caption "Originally Granted Option".

                  2. Section 5 of the Employment Agreement is amended by deleting such section in its entirety and substituting therefor new Section 5 set forth below:

                           5.  Stock Option.

                           5.1.1. Holding hereby grants to the Employee nonqualified New Options to purchase shares of the Common Stock for the numbers of shares of Common Stock identified on Appendix A hereto as subject to options with exercise prices of $9.13 and $11.06 per share listed under the caption "Options Outstanding". The New Options are intended to be nonqualified stock options, and the Old Option is a nonqualified stock option and neither shall be treated as incentive stock options under the provisions of the Internal Revenue Code of 1986, as amended. The New Options and Old Option are fully vested and nonforfeitable, and shall remain exercisable whether or not employment continues. The grant of the New Options are (and the grant of the Old Option was) exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934 pursuant to the provisions of Rule 16b-3, all of the requirements of which have been satisfied.

                           5.1.2. The number of shares of Common Stock that may be acquired upon exercise of the Originally Granted Option is hereby reduced to the number of shares identified on Appendix A hereto as subject to options with an exercise price of $13.00 per share listed under the caption "Options Outstanding".

                           5.1.3. In consideration for Holding's grant of the New Options to the Employee hereunder, as a condition of such grant, the Employee hereby surrenders to Holding, for cancellation and termination, that portion of the Originally Granted Option set forth on Appendix A hereto under the caption "Options Surrendered Upon Conversion". Accordingly, such portion of the Originally Granted Option is hereby canceled and terminated as of the date of this Agreement.

                           5.2. (a) The Old Option (to the extent not earlier exercised) will expire at 11:59 p.m., New York City time, on April 30, 1999.

                           (b) The New Options (to the extent not earlier exercised) will expire at 11:59 p.m., New York City time, on November 21, 2000.

                           5.3.1. The Old Option may be exercised in whole or in part at any time at the earlier of (i) May 1, 1997 or (ii) immediately prior to a change

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         of control (as hereinafter defined). The New Options may be exercised in whole or in part at any time at the earlier of (i) November 22, 1998 or (ii) immediately prior to a change of control (as hereinafter defined). Written notice of exercise of the New Options or the Old Option shall be given to the Secretary of Holding and shall be deemed to have been received either when delivered personally to the office of the Secretary or at 11:58 p.m. on the date of any U.S. Postal Service postmark on the notice, whichever is earlier. Such notice shall be irrevocable and must be accompanied by the payment of the purchase price as provided in Section 5.4 below. Upon the exercise of the New Options or the Old Option, Holding will transfer or will cause to be issued a certificate or certificates for the Common Stock being purchased as promptly as practicable.

                           5.3.2. "Change of control" shall mean (1) any event that results in Jefferies Group, Inc. ("Group") owning less than eighty percent (80%) of the Common Stock of Holding (other than a spin-off or split-off of Holding) or (2) a sale of more than fifty percent (50%) of the Common Stock of Holding, a merger of Holding with or into an unaffiliated entity or a sale of substantially all of Holding's assets.

                           5.4. The purchase price of Common Stock purchased by the Employee upon exercise of the New Options and the Old Option (the "Option Shares") shall be paid in full to Holding at the time of such exercise in cash (including by check) or with Common Stock of Holding.

                           5.5. In the event that the number of authorized shares of Common Stock of Holding are increased, decreased or exchanged for a different number or kind of security, or additional shares or new or different shares or other non-cash assets are distributed with respect to such shares or other securities (whether by reason of recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction), then in order to prevent dilution or enlargement of rights hereunder, the Board of Directors of Holding shall make appropriate and proportionate adjustments in the New Options and the Old Option. In the event that Holding is the surviving corporation in any reorganization, merger or consolidation, then the New Options and the Old Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger or consolidation, and corresponding proportionate adjustments shall be made to such options.

                           5.6. The Employee represents and warrants that the Employee acquired the Old Option, and is acquiring the New Options, for his own account and not with a view to distribution of such options or the Option Shares. As a condition to the exercise of the New Options or the Old Option and in the event that the Option Shares have not yet been registered under the Securities Act of

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         1933, as amended (the "Act") at the time they are issued, Holding may require the Employee to make any representation and/or warranty to Holding as may, in the judgment of counsel to Holding, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Option Shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for Holding, such a representation is required under the Act or any other applicable law, regulation or rule of any governmental agency.

                           5.7. Neither the Employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey the New Options or the Old Option or any amounts payable pursuant to the provisions of this Agreement, which options and amounts are, and all rights under this Agreement are, expressly declared to be unassignable and nontransferable, other than by will or under the laws of descent and distribution. No part of the New Options or the Old Option or such amounts payable shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Employee or any other person, nor be transferable by operation of law in the event of the Employee's or any other person's bankruptcy or insolvency.

                           5.8. Neither the Employee nor any other person shall acquire by reason of the New Options, the Old Option or the Option Shares any right in or title to any assets, funds or property of Holding whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which Holding, in its sole discretion, may set aside in anticipation of a liability. No trust shall be created in connection with or by the granting of the New Options or the Old Option or the purchase of any Option Shares, and any benefits which become payable hereunder shall be paid from the general assets of Holding. The Employee shall have only a contractual right to the amounts, if any, payable pursuant to this Agreement, unsecured by any asset of Holding or any of its affiliates.

                           5.9. Nothing herein will limit Holding's right to issue Common Stock, or options or other rights to purchase Common Stock, to its employees, subject to vesting, expiration and other terms and conditions deemed appropriate by Holding and its affiliates.

                           5.10. The Employee authorizes Holding to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law upon the issuance of Option Shares or the payment of money pursuant to the exercise of the New Options or the Old Option.

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                  3. Section 6 of the Agreement is amended by deleting such
section in its entirety and substituting therefor the following:

                           6. Option Shares. Shares issued pursuant to exercise of the New Options and the Old Option shall be shares of Common Stock, the issuance of which is registered under the Act. In the event that the New Options or Old Option evidenced hereby represents the right to acquire a fractional share of Common Stock, Holding shall not be obligated to issue any fractional share certificate at the time of exercise of such option but shall, at the time of exercise of any such option, eliminate the Employee's right to acquire a fractional share interest by paying to the Employee an amount determined by multiplying the then fair market value of a share of Common Stock by the amount of such fractional interest. Payment of such amount may be made by Holding by reducing the amount of the exercise price otherwise payable by the Employee at the time of exercise of any such option.

                  4. Except as expressly amended hereby, the terms of the Employment Agreement shall remain in full force and effect.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment No. __ to Employment Agreement as of the date first above written.

"Holding"                         INVESTMENT TECHNOLOGY GROUP, INC.,
                                  a Delaware corporation



                                  By:____________________________
                                       Raymond L. Killian, Jr.
                                       Chief Executive Officer


"Company "                        INVESTMENT TECHNOLOGY GROUP, INC.,
                                  a Delaware corporation



                                  By:____________________________
                                       Raymond L. Killian, Jr.
                                       Chief Executive Officer

"Employee"

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                                  [Sign here]



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                                  [Print name here]

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